EXHIBIT 10.2

Supplement and Amendment For XNS

SUPPLEMENTARY AND AMENDMENT AGREEMENT ON THE EQUITY TRANSFER OF XNS

among

LU BENZHAO (Seller A)

and

LU TINGLAN (Seller B)

and

MAANSHAN GLOBAL MINING RESOURCES LIMITED (Assignor)

and

CHINA GLOBAL MINING RESOURCES LIMITED LIMITED (Assignee)

and

CHINA GLOBAL MINING RESOURCES LIMITED LIMITED (BVI)

Oct 29, 2008
Shanghai, the People's Republic of China

Supplement and Amendment For XNS

TABLE OF CONTENTS

ARTICLE 1. ASSIGNMENT	3
ARTICLE 2. AMENDMENT TO THE RELEVANT AGREEMENTS	3
ARTICLE 3 EFFECT	4

Supplement and Amendment For XNS

THIS ASSIGNMENT AND AMENDMENT AGREEMENT (“Agreement”) is executed on Oct 29, 2008 in Shanghai, the People’s Republic of China (“China” or “PRC”) by and between:

(1)
Maanshan Global Mining Resources Ltd., a limited liability company duly incorporated and validly existing pursuant to the laws of the PRC, having its legal address at No. 6, South Hongqi Road, Maanshan Economic and Technology Development Zone (hereafter referred to as the "Assignor");

(2)
China Global Mining Resources Limited, a limited liability company duly incorporated and validly existing pursuant to the laws of the Hong Kong ("CGMR HK"), having its legal address at 41st Floor Bank of China Tower, 1 Garden Road Central, Hong Kong (hereafter referred to as the "Assignee");

(3)
Mr. Lu Benzhao, a PRC citizen, residing now at No. 204, Block 17, Liyuan Village, Huashan District, Maanshan Municipality, Anhui Province and his ID number is 340505195112240018 (hereinafter referred to as the "Seller A"); and

(4)
Ms. Lu Tinglan, a PRC citizen, residing now at No. 204, Block 17, Liyuan Village, Huashan District, Maanshan Municipality, Anhui Province, and her ID number is 340521196711112848 (hereinafter referred to as "Seller B").

(5)
China Global Mining Resources Limited, a limited liability company duly incorporated and validly existing pursuant to the laws of the British Virgin Islands ("CGMR BVI"), having its legal address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

For the purpose of this Agreement, Seller A and Seller B are collectively referred to as the "Sellers"; the Assignor, Assignee and the Sellers are referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

(A)
The Assignor and the Sellers have entered into Equity Transfer Agreements ("ETAs" and "ETA for XNS" and "ETA for Sudan" respectively) regarding the transfer of equity interest in Maanshan Xiaonanshan Mining Co., Ltd ("XNS") and in Nanjing Sudan Mining Co., Ltd. ("Sudan") dated August 11th, 2008, and;

(B)	CGMR BVI, and the Seller A have entered into a Consulting Agreement dated August 11th, 2008 ("Consulting Agreement", together with the ETAs as "Relevant Agreements"); and

(C)	Terms used herein shall, unless defined or redefined under this Agreement, have the same meanings as defined in the Relevant Agreements.

Supplement and Amendment For XNS

NOW, THEREFORE, after friendly consultations conducted in accordance with the principles of equality and mutual benefit, the Parties hereby enter into this Agreement:

ARTICLE 1. Assignment

1.1	Assignment of ETA for XNS

1.1.1
According to the Article 13.9 of the ETA for XNS, Assignor hereby assigns the ETA for XNS to the Assignee, including any and all the interests, obligations and liabilities under the ETA for XNS. ("Assignment").

1.1.2
After the Assignment, Assignee replaces Assignor to be the Purchaser in the ETA for XNS, and enjoys all the interest and bears all the obligations under ETA for XNS. Assignor's any obligation or liability under or related to ETA for XNS is released.

1.1.3	The Sellers are notified with and agree the Assignment and raise and will raise no objection or disagreement toward such Assignment.

ARTICLE 2. amendment to the relevant agreements

2.1	Consideration of the Transfer of Equity and Payment

2.1.1
The consideration for the transfer of equity in XNS shall be based upon the appraisal on the value of the Equity issued by a asset appraisal firm, and shall be RMB 130 million in cash or the equivalent USD in cash ("Purchase Price for XNS"). The exchange rate between USD and RMB shall be the middle rate issued by the People's Bank of China on the date of the Aug 11, 2008.

2.1.2
The Purchase Price for XNS will be paid to the Sellers by the Assignee to the Escrow Account in China jointly appointed by the Assignee and Sellers 3 days prior to the Closing date. And the Purchase Price shall be released to the bank account appointed by the Sellers in writing on the Closing Date.

2.2	Condition Precedent to the ETA for XNS

2.2.1	Article 3.2(j) in the ETA for XNS are no longer applicable, and the other condition precedent in the ETA for XNS remains unchanged.

2.2.2	The right owner shown on the new Mining permit must be XNS. The new Mining permit is the one issued by authorities after approving the expansion of mining area and the mining depth to -28 meters..

Supplement and Amendment For XNS

ARTICLE 3 EFFECT

3.1	This Agreement and the ETA for XNS shall be effective right after the approval by examination and approval authority.

3.2	Except the supplement and amendment in this Agreement, the other provisions and conditions set in ETA for XNS remains unchanged, and shall be respected and performed by the Purchaser and the Sellers.

3.3	Any conflict between this Agreement and the ETA for XNS, this Agreement shall prevail.

IN WITNESS THEREOF, the Parties have caused this Agreement to be executed on the date as set forth above by their duly authorized representatives.

ASSIGNOR
Maanshan Global Mining Resources Ltd. /s/ William B. Green
NameæWilliam B. Green
Titleæ

ASSIGNEE
China Global Resources Limited (HK) /s/ Stephen D. King
Nameæ
TitleæCEO

Seller A
Mr. Lu Benzhao /s/ Lu Benzhao
Seller B
Mrs. Lu Tinglan /s/ Lu Tinglan

China Global Resources Limited (BVI) /s/ Stephen D. King
Nameæ
TitleæCEO